Exhibit 99.1

IDT Returns to Profitability in Third Quarter Fiscal Year 2004;
Revenues up 8 Percent as Company Reports $0.04 Non-GAAP EPS, $0.02
GAAP EPS

    SANTA CLARA, Calif.--(BUSINESS WIRE)--Jan. 22, 2004--IDT(TM) (Integrated Device Technology, Inc.) (Nasdaq:IDTI), a leading communications IC company, today announced a return to profitability in the quarter ended December 28, 2003, its third quarter of fiscal 2004.
    Revenues for the third fiscal quarter were $87.1 million, an increase of 8 percent compared to the second quarter of fiscal 2004 and an increase of 10 percent from the quarter ended December 29, 2002. On a non-GAAP basis, the net income for the third fiscal quarter was $4.0 million, or $0.04 per diluted share, compared to a net loss of $1.1 million, or ($0.01) per diluted share, in the second quarter of fiscal 2004 and a net loss of $20.6 million, or ($0.20) per diluted share, for the same quarter one year ago.
    Including certain costs, charges and gains in accordance with GAAP, the Company earned net income of $2.3 million, or $0.02 per diluted share, in the third quarter of fiscal 2004 compared to net income of $1.2 million, or $0.01 per diluted share, in the second quarter of fiscal 2004. On a GAAP basis, the Company recorded a net loss of $26.3 million, or ($0.25) per diluted share, for the third quarter of fiscal 2003. Further information, including a detailed reconciliation of non-GAAP and GAAP results, is provided in the financial tables of this release.
    "We are pleased with the third-quarter financial results and the key milestones we achieved. In the past year, we have reduced our break-even point by more than 20 percent, realized the lowest inventory levels in 10 years, and returned to operating profitability," said Greg Lang, president and CEO of IDT. "In addition, we are experiencing growth in most of our market segments, with particular strength in the enterprise, wireless and storage areas. With the combination of operating and market improvements, we believe that we are well positioned for what appears to be a recovery in the communications infrastructure market."

    Q3FY04 Highlights:

    --  IDT received a 2003 top supplier award from Lucent
        Technologies. IDT was one of only two semiconductor companies to receive this award based on product quality, timeliness of delivery, technology, innovation and overall value.

    -- For the third consecutive year, IDT received the EDN Hot 100 products award. The 75K72100 network search engine (NSE) and the sequential flow-control (SFC) device family were recognized by EDN's readers and editorial staff as hot products of 2003. This was the second year that an IDT NSE received this accolade.

    -- The Company launched the RC32434 Interprise(TM) integrated communications processor targeting the emerging digital home network. The new integrated processor delivers frequencies up to 400 MHz and features a standard peripheral component interconnect (PCI) interface, a 16-bit wide DDR memory controller, and an integrated non-volatile random access memory (NVRAM) and an authentication unit (AU) for security functionality.

    -- IDT expanded its flow-control management (FCM) family with the announcement of the SFC device family. These new products provide high-performance data-flow management by utilizing a seamless connection to an external double-data-rate (DDR) SDRAM for storing and transferring up to 1 Gigabit of data in a sequential fashion. The IDT SFC devices seamlessly handle all DDR SDRAM interactions and can support SDRAM densities of 128 Mbits or 256 Mbits for a single part. This new family of products is targeted for communication and networking applications as well as medical equipment, graphics, and test and measurement systems.

    -- IDT announced the industry's first monolithic NSEs in 512Kx36 (18-Mbit) and 256Kx36 (9-Mbit) configurations with dual Network Processor Forum (NPF) Look Aside (LA-1) interfaces. The fully integrated interfaces allow a seamless connection between the new IDT NSEs and the network processing units
        (NPUs), including the nP3700 NPUs from AMCC and the Intel(R) IXP2400, Intel(R) IXP2800, and Intel(R) IXP2850 NPUs. Targeted at metro and edge routers, the new IDT NSEs operate at up to 250 million searches per second (MSPS) and enable line rate performance up to OC-192 and beyond.

    -- IDT expanded its dual-port product portfolio with the introduction of the industry's first 18-Mbit 512Kx36 dual-port devices and an enhanced family of 9-Mbit asynchronous dual-port products. Each product family achieves the industry's highest-performance devices available at their respective densities, and the products target applications such as wireless base stations, network switches and routers, and storage area networks.

    -- IDT has made significant progress in customer design-ins of PC clocks. IDT was the first clock company to be qualified on next-generation PC platforms and the first to deliver its innovative 4-PLL solution for new PCI Express systems due out in April. This excellent execution puts the Company in a solid position to enter the PC market.

    -- The Company announced its entry into the high-performance clock distribution market with the introduction of a family of industry-leading, low-voltage differential signaling (LVDS) fan-out buffers. IDT is the first in the industry to introduce LVDS fan-out buffers that offer redundant clocking with glitchless switchover, a key capability to ensure increased system reliability in high-performance communications applications such as routers and access equipment.

    Webcast and Conference Call Information

    Investors can listen to a live or replay Webcast of the Company's quarterly financial conference call at www.idt.com. The live Webcast begins at 1:30 p.m. PST on January 22, 2004. The Webcast replay will be available after 4 p.m. PST on January 22 through February 12, 2004. A taped telephone replay of the conference call will be available at
(800) 475-6701 (access code is 716667) beginning at 5 p.m. PST on January 22 and will be accessible until 9 p.m. PST on January 29, 2004.

    Investor Information

    IDT stock is traded on the Nasdaq Stock Market(R) under the symbol "IDTI." The Company is included in the S&P 1000, which is a combination of the S&P MidCap 400 and S&P SmallCap 600 Indices, and is also part of the S&P SuperComposite 1500, which combines the S&P 500, MidCap 400, and SmallCap 600. Additional information about IDT is accessible at www.idt.com.

    About IDT

    IDT is a global leader in preemptive semiconductor solutions that accelerate packet processing for advanced network services. IDT serves communications equipment vendors by applying its advanced hardware and software technologies to create flexible, highly integrated solutions that enhance the functionality and processing of network equipment. IDT accelerates intelligent packet processing with products such as network search engines (NSEs), programmable content inspection engines
(CIEs), flow-control management (FCM) ICs and its family of Interprise(TM) integrated communications processors. The portfolio also comprises products optimized for communications applications, including telecom products, FIFOs, multi-ports, and clock-management products. In addition, the product mix includes high-performance digital logic and high-speed SRAMs to meet the requirements of leading communications companies.
    Headquartered in Santa Clara, Calif., the Company employs approximately 3,100 people worldwide and has a wafer manufacturing facility in Oregon, and test and assembly facilities in the Philippines and Malaysia.

    Forward-looking statements in this release involve a number of risks and uncertainties including, but not limited to, global business and economic conditions, fluctuations in the demand cycle for communications ICs, manufacturing capacity and costs, competition, pricing, patent and other intellectual property rights of third parties, timely development and supply of new products and manufacturing processes, availability of capital, cash flow and other risk factors detailed in the Company's Securities and Exchange Commission filings. Actual results may differ materially from the Company's projections. In accordance with SEC recommended guidelines, IDT has changed its nomenclature from "pro-forma" to "non-GAAP." This nomenclature change has no impact on the Company's accounting methodologies and practices.

    IDT, Interprise and the IDT logo are trademarks of Integrated
Device Technology, Inc. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.


                  INTEGRATED DEVICE TECHNOLOGY, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (Unaudited)


(In thousands, except per share data)

                                              Three Months Ended
                                         Dec. 28,  Sep. 28,  Dec. 29,
                                            2003      2003      2002
                                         --------  --------  ---------
Revenues                                 $ 87,100  $ 80,777  $ 79,010
Cost of revenues                           45,625    42,201    59,826
Restructuring charges, asset
 impairment and other                          --        --     1,010
Gross profit                               41,475    38,576    18,174
Operating expenses:
  Research and development                 23,607    25,716    30,126
  Selling, general and administrative      17,888    18,320    21,988
  Acquired in-process research
   and development                             --       264     2,670
                                          --------  --------  --------
Total operating expenses                   41,495    44,300    54,784
                                          --------  --------  --------
Operating loss                                (20)   (5,724)  (36,610)
Interest expense                              (69)     (118)     (143)
Gain (loss) on equity investments              --     3,151        --
Interest income and other, net              2,787     3,142     4,006
                                          --------  --------  --------
Income (loss) before income taxes           2,698       451   (32,747)
Provision (benefit) for income taxes          358      (699)   (6,424)
                                          --------  --------  --------
Net income (loss)                        $  2,340  $  1,150  $(26,323)
                                          ========  ========  ========
Net income (loss) per share:
Basic                                    $   0.02  $   0.01  $  (0.25)
Diluted                                  $   0.02  $   0.01  $  (0.25)
Weighted average shares:
Basic                                     104,915   104,210   103,271
Diluted                                   108,360   106,148   103,271



                                              Nine Months Ended
                                            Dec. 28,     Dec. 29,
                                               2003         2002
                                           ---------    ---------
Revenues                                   $250,922     $263,074
Cost of revenues                            136,550      165,800
Restructuring charges, asset
 impairment and other                           --        1,285
Gross profit                                114,372      95,989
                                             --------    -------
Operating expenses:
  Research and development                   74,689       89,751
  Selling, general
   and administrative                        54,533       62,588
  Acquired in-process research
     and development                            264        2,670
                                            --------     --------
Total operating expenses                    129,486      155,009
                                            --------     --------
Operating loss                              (15,114)     (59,020)
Interest expense                               (279)        (403)
Gain (loss) on equity investments             3,151       (6,557)
Interest income and other, net               10,153       15,160
                                            --------     --------
Income (loss) before income taxes            (2,089)     (50,820)
Provision (benefit) for income taxes           (827)     (12,025)
                                            --------     --------
Net income (loss)                          $ (1,262)    $(38,795)
                                            ========     ========
Net income (loss) per share:
Basic                                      $  (0.01)    $  (0.37)
Diluted                                    $  (0.01)    $  (0.37)
Weighted average shares:
Basic                                       104,332      103,531
Diluted                                     104,332      103,531



                  INTEGRATED DEVICE TECHNOLOGY, INC.
                         NON-GAAP ADJUSTMENTS
                              (Unaudited)

(In thousands)

                            Three Months Ended       Nine Months Ended
                        Dec. 28, Sep. 28,  Dec. 29,  Dec. 28, Dec. 29,
                           2003     2003      2002      2003     2002
                         ------- -------- --------- -------- ---------

Net income (loss)        $2,340  $ 1,150  $(26,323) $(1,262) $(38,795)
                          ------  -------  --------  -------  --------
Non-GAAP adjustments:
Cost of goods sold:
  Restructuring charges(1)   --       --     1,010       15     1,285
  Plant closure costs(3)    269      280       339      831     4,320
  Amortization of
   acquisition-related
   intangibles(2)           603      357       909    1,194     2,481

Operating expenses:
  Acquired IPR&D(2)          --      264     2,670      264     2,670
  Plant closure costs(3)     --       --         8       36       376
  Restructuring charges(1)  227      752       868    1,520     1,086
  Amortization of
   acquisition-related
   intangibles(2)           517      492     1,248    1,453     3,200

(Gain) loss on equity
  investments(4)             --   (3,151)       --   (3,151)    6,557
Other income(5)             108     (180)       --     (794)       --

Taxes(5)                   (108)  (1,081)   (1,285)  (2,038)   (6,256)
                          ------  -------  --------  -------  --------
Total Non-GAAP
 adjustments              1,616   (2,267)    5,767     (670)   15,719
                          ------  -------  --------  -------  --------
Non-GAAP net income
 (loss)                  $3,956  $(1,117) $(20,556) $(1,932) $(23,076)
                          ======  =======  ========  =======  ========

(1) Represents costs, primarily severance, of restructuring actions and non-recurring period costs, primarily facility exit costs.

(2) Costs relate to our Q2 2004 TCAM3 acquisition from IBM and acquisitions of Newave and Solidum in April 2001 and October 2002, respectively. Newave-related costs include stock-based compensation, amortization of intangible assets, and (in the nine months ended Q3 2003 only) contingent compensation. TCAM3 and Solidum-related costs include only amortization of intangible assets.

(3) Consists of costs associated with the closure of our Salinas plant.

(4) Q2 2004 consists of the net gain realized on the sale of our final equity holdings in PMC-Sierra Inc. Nine months ended Dec. 2002 includes an other-than-temporary impairment charge related to the same investment.

(5) In Q2 and Q1 2004, we received non-recurring federal and state tax refunds for tax years prior to 1996 plus interest accrued thereon.



                  INTEGRATED DEVICE TECHNOLOGY, INC.
                   NON-GAAP STATEMENTS OF OPERATIONS
                              (Unaudited)

(In thousands, except per share data)

                                             Three Months Ended
                                        Dec. 28,  Sep. 28,  Dec. 29,
                                           2003      2003      2002
                                        --------  --------  ---------
Revenues                                $ 87,100  $ 80,777  $ 79,010
Cost of revenues                          44,753    41,564    58,578
                                         --------  --------  --------
Gross profit                              42,347    39,213    20,432
                                         --------  --------  --------
Operating expenses:
  Research and development                23,210    25,261    28,839
  Selling, general and administrative     17,541    17,531    21,151
                                         --------  --------  --------
Total operating expenses                  40,751    42,792    49,990
                                         --------  --------  --------
Operating income (loss)                    1,596    (3,579)  (29,558)
Interest expense                             (69)     (118)     (143)
Interest income and other, net             2,895     2,962     4,006
                                         --------  --------  --------
Income (loss) before income taxes          4,422      (735)  (25,695)
Provision (benefit) for income taxes         466       382    (5,139)
                                         --------  --------  --------
Net income (loss)                       $  3,956  $ (1,117) $(20,556)
                                         ========  ========  ========
Net income (loss) per share:
Diluted                                 $   0.04  $  (0.01) $  (0.20)
Weighted average shares:
Diluted                                  108,360   104,210   103,271



                                              Nine Months Ended
                                           Dec. 28,         Dec. 29,
                                              2003             2002
                                      -------------    ---------------
Revenues                              $     250,922    $      263,074
Cost of revenues                            134,510           158,999
                                       -------------    --------------
Gross profit                                116,412           104,075
                                       -------------    --------------
Operating expenses:
  Research and development                   73,063            86,456
  Selling, general and administrative        53,150            61,221
                                       -------------    --------------
Total operating expenses                    126,213           147,677
                                       -------------    --------------
Operating income (loss)                      (9,801)          (43,602)
Interest expense                               (279)             (403)
Interest income and other, net                9,359            15,160
                                       -------------    --------------
Income (loss) before income taxes              (721)          (28,845)
Provision (benefit) for income taxes          1,211            (5,769)
                                       -------------    --------------
Net income (loss)                     $      (1,932)   $      (23,076)
                                       =============    ==============

Net income (loss) per share:
Diluted                               $       (0.02)   $        (0.22)
Weighted average shares:
Diluted                                     104,332           103,531


Our non-GAAP results exclude acquisition-related charges and unusual or infrequent expenses and benefits that management believes are not directly related to our ongoing operations. We believe that these non-GAAP results provide useful information; however, our presentation of these results is not in accordance with GAAP and may not be comparable to non-GAAP information provided by other companies. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP.


                  INTEGRATED DEVICE TECHNOLOGY, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                              (Unaudited)


                                               Dec. 28,     Mar. 30,
(In thousands)                                    2003         2003
                                               ---------    ----------
ASSETS
Current assets:
Cash and cash equivalents                     $  180,203   $  144,400
Short-term investments                           411,053      410,425
Accounts receivable, net                          47,887       40,111
Inventories                                       31,911       41,189
Prepayments and other current assets              13,263       29,420
                                               ----------   ----------
Total current assets                             684,317      665,545

Property, plant and equipment, net               114,962      129,923
Goodwill and other intangibles                    53,516       47,266
Other assets                                      37,986       38,578
                                               ----------   ----------
TOTAL ASSETS                                  $  890,781   $  881,312
                                               ==========   ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable                              $   17,233   $   17,514
Accrued compensation and related expenses         15,678       11,020
Deferred income on shipments to distributors      18,108       17,911
Income taxes payable                              33,267       32,280
Other accrued liabilities                         19,596       20,120
                                               ----------   ----------
Total current liabilities                        103,882       98,845

Other liabilities                                 19,004       23,775
                                               ----------   ----------
Total liabilities                                122,886      122,620

Stockholders' equity                             767,895      758,692
                                               ----------   ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $  890,781   $  881,312
                                               ==========   ==========

    CONTACT: IDT
             Tom McCallum, 408-654-6515 (Investor Relations) ir@idt.com
             Diana Pailthorpe, 408-492-8210 (Press)
             diana.pailthorpe@idt.com
             or
             Porter Novelli
             Brad Langley, 408-369-1500 (Press)
             brad.langley@porternovelli.com